SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report: May 20, 2002

I.C. ISAACS & COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23379	52-1377061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3840 BANK STREET, BALTIMORE, MARYLAND	21224-2522
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 342-8200

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On May 14, 2002, I.C. Isaacs & Company, Inc. (the “Company”) issued a press release announcing that Textile Investment International S.A. has purchased from Ambra Inc. 666,667 shares of the Company’s common stock, 3.3 million shares of the Company’s Series A convertible preferred stock and a subordinated secured promissory note issued by the Company to Ambra in March 2001 in the original principal amount of $7.2 million (the “Note”).

The Company and I.C. Isaacs & Company L.P., entered into a Framework Agreement (the “Framework Agreement”) with Textile, and its affiliates, Latitude Licensing Corp. a Delaware corporation and the licensor to the Company of the Girbaud brand name (“Latitude”), and Wurzburg S.A., a Luxembourg corporation (“Wurzburg”). Under the Framework Agreement, the Company agreed to submit the following to the stockholders for approval at the 2002 Annual Meeting of Stockholders: (i) the issuance of warrants to Textile to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.75 per share, (ii) a Stockholders’ Agreement with Textile and Wurzburg establishing certain terms and conditions regarding the acquisition and disposition of the Company’s securities as well as certain corporate governance matters, (iii) an amendment to the Certificate of Designation to modify the rights and preferences of the Company's Series A Convertible Preferred Stock to make such preferred stock immediately convertible, but only into common stock of the Company, and (iv) amendments to the Girbaud licensing agreements for men’s and women’s apparel to add an additional option for the Company to extend the term of each agreement by four additional years through 2011.  The Company also agreed to restructure the Note to defer principal payments and extend its maturity by one year, until 2007.

Mr. Anthony Marterie resigned from the Company’s Board of Directors effective May 14, 2002.  On May 20, 2002, pursuant to the Framework Agreement, the Company appointed Mr. Staffan Ahrenberg to fill the vacancy in Class I of the Company’s Board of Directors and expects to appoint another Girbaud representative to fill another vacancy in Class III of the Company’s Board of Directors. The Framework Agreement further provides that the Company will nominate three additional Girbaud representatives for election to its nine-person Board of Directors at the 2002 Annual Meeting of Stockholders.

The press release and Framework Agreement are attached as exhibits to this Form 8-K and are incorporated herein by reference.

In connection with the execution of the Framework Agreement, the Company, Textile, Wurzburg, and other stockholders of the Company owning, together with Textile and Wurzburg, an aggregate of 42% of the outstanding common stock of the Company have entered into a Voting Agreement.  Pursuant to the Voting Agreement, the parties agreed to vote their shares of common stock of the Company in favor of a proposal to approve the transactions contemplated under the Framework Agreement at the 2002 Annual Meeting of Stockholders, for the election of the Girbaud representatives to the Company’s Board of Directors, and as otherwise necessary to effectuate the transactions contemplated under the Framework Agreement and the exhibits thereto.

The Voting Agreement is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

10.96                                 Framework Agreement dated as of May 14, 2002 between the Company, I.C. Isaacs & Company L.P., Textile Investment International S.A., Latitude Licensing Corp., and Wurzburg S.A.

10.97                                 Voting Agreement dated as of May 14, 2002 by and among the Company, Textile Investment International S.A., Wurzburg S.A., and certain stockholders of the Company

99.1                                       Press Release dated May 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.C. Isaacs & Company, Inc.

Date: May 20, 2002	/s/ Robert J. Arnot
	By:	Robert J. Arnot
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.96	Framework Agreement dated as of May 14, 2002 between the Company, I.C. Isaacs & Company L.P., Textile Investment International S.A., Latitude Licensing Corp., and Wurzburg S.A.

10.97	Voting Agreement dated as of May 14, 2002 by and among the Company, Textile Investment International S.A., Wurzburg S.A., and certain stockholders of the Company

99.1	Press Release dated May 14, 2002